UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

Aradigm Corporation

(Exact name of registrant as specified in its charter)

California	001-36480	94-3133088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3929 Point Eden Way, Hayward, California		94545
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On February 14, 2018, Aradigm Corporation (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting the appointment of Dr. John Siebert, the Chairman of the Board of Directors (the “Board”) of the Company, as Executive Chairman and Interim Principal Executive Officer of the Company (the “February Form 8-K”). On March 5, 2018, the Company filed a Current Report on Form 8-K reporting the appointment of Dr. Siebert as Acting Principal Financial Officer of the Company (together with the February Form 8-K, collectively, the “Original Reports”). Compensation arrangements for Dr. Siebert and employment-related agreements to reflect the terms of service in these positions had not been determined as of the date of filing of each of the Original Reports. This Amendment No. 1 on Form 8-K/A is being filed solely for the purpose of amending each of the Original Reports to provide a description of compensation arrangements and employment-related agreements entered into with or for the benefit of Dr. Siebert in connection with his appointment to the foregoing positions. Except as specifically amended hereby, the Original Reports remain unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Dr. Siebert

As previously reported, the Company appointed Dr. Siebert as Executive Chairman and Interim Principal Executive Officer of the Company effective February 11, 2018 and as Acting Principal Financial Officer of the Company effective March 1, 2018.

On March 22, 2018, the Company entered into an employment agreement with Dr. Siebert (the “Employment Agreement”). The terms of the Employment Agreement are effective as of February 12, 2018. Pursuant to the Employment Agreement, Dr. Siebert will serve as Interim Principal Executive Officer and Acting Principal Financial Officer of the Company. Dr. Siebert’s employment relationship with the Company is at-will. Both Dr. Siebert and the Company may terminate the employment relationship at any time, with or without cause, and with or without advance notice. The Employment Agreement also provides that Dr. Siebert will serve as Executive Chairman of the Board of the Company, with no additional compensation for that position.

Cash Compensation

Under the Employment Agreement, Dr. Siebert receives an annual base salary of $224,900, which is one-half of the Company’s Chief Executive Officer base salary in accordance with resolutions of the Board. Dr. Siebert will be entitled to receive, each year, a cash bonus in the amount of up to $150,000 at the discretion of the Board, subject to Dr. Siebert’s continued employment with the Company upon the occurrence of milestones to be determined by the Board. In addition, Dr. Siebert will receive hardship bonus payments, each in the amount of $25,000, after three months and six months of employment, subject to the requirement that Dr. Siebert remain employed in good standing on the applicable bonus entitlement date.

Additionally, Dr. Siebert is eligible to receive cash payments in an aggregate amount of up to $325,000, subject to the achievement of specified milestones relating to LinhaliqTM, the Company’s lead development product candidate, as provided in the Employment Agreement. Dr. Siebert is eligible to receive any such specified amount in connection with the achievement of the corresponding milestone regardless of whether he continues to be employed with the Company on the applicable achievement date.

Equity-Based Compensation

In accordance with the Employment Agreement, Dr. Siebert received an option to purchase 180,000 shares of the Company’s common stock (the “Shares”) with an exercise price per Share equal to $1.31, the closing price of one Share on The Nasdaq Capital Market on March 22, 2018, the date of approval of the Employment Agreement by the Board. This option vests in 36 equal monthly installments over a three-year period beginning one month following the effective date of the Employment Agreement, or March 12, 2018, subject to Dr. Siebert’s continued service. In addition, the Employment Agreement provides that Dr. Siebert will receive an option to purchase a total of 96,000 Shares every six months from the effective date of the Employment Agreement with a six month vesting period, subject to his continued service. Dr. Siebert received the first such grant of an option to purchase 96,000 Shares effective as of March 22, 2018, with an exercise price of $1.31 per Share, vesting in full on August 12, 2018.

The foregoing options are subject to the terms of the Aradigm Corporation 2015 Equity Incentive Plan and the Company’s form of stock option agreement under the plan. If Dr. Siebert’s service to the Company terminates for any reason, the unvested portion of each such option will be forfeited to the Company, while the vested portion of any such option may be exercised at any time up to 90 days after such termination of service.

Benefits and Additional Employment Matters

Dr. Siebert is eligible to participate in the Company’s standard employee benefits plans in accordance with the terms and conditions of the plans and the Company’s applicable policies which may be in effect from time to time as provided by the Company to its executive employees generally. In accordance with the Employment Agreement, the Company reimburses Dr. Siebert for certain travel expenses, including expenses to and from his home to the Company’s offices and to and from Company business meetings as requested by the Company.

Pursuant to the terms of the Employment Agreement, Dr. Siebert is required to comply with the Company’s Proprietary Information and Inventions Agreement, which Dr. Siebert entered into effective as of March 22, 2018. In addition, the Company entered into its standard form of indemnity agreement for executive officers with Dr. Siebert, effective as of the same date.

The summary of the terms of the Employment Agreement set forth above does not purport to be complete and is qualified in all respects by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Amendment No. 1 on Form 8-K/A and is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Aradigm Corporation and John Siebert, March 22, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Dated: March 28, 2018	By:	/s/ John Siebert
Name: John Siebert
Title: Executive Chairman, Interim Principal Executive Officer and Acting Principal Financial Officer